EXHIBIT 10.3




                                    AMENDMENT


         THIS AMENDMENT, dated as of June 1, 2001, by and between GTECH HOLDINGS CORPORATION, a Delaware corporation (the "Company") and W. BRUCE TURNER ("Chairman"), amends that certain agreement between the Company and Chairman, dated as of August 9, 2000.

         WHEREAS, the Company and Chairman entered into an agreement on August 9, 2000 (the "Agreement") pursuant to which Chairman provided the Company full-time services during the process of selecting a Chief Executive Officer; and

         WHEREAS, the Company employed a Chief Executive Officer on March 12, 2001; and

         WHEREAS, the Company and Chairman desire to amend certain provisions of the Agreement to reflect the modified nature of the services to be provided to the Company by Chairman.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and in the Agreement, the parties hereby amend the Agreement as follows:

         1.       This Amendment is effective as of March 12, 2001.

         2.       Subsection  (v) of  the  definition  of  "Good  Reason"  under
                  Section 1 of the Agreement is deleted in its entirety.

         3. Section 2 is amended to include the following additional sentence at the end of that section: "Chairman agrees that he is not an employee of the Company but is a non-executive officer of GTECH Corporation, and as such is entitled to participate in the benefit plans as provided for in the Agreement."

         4. Section 4(a) of the Agreement is amended to include the following additional sentence: "Chairman also agrees that the Company may, at its sole discretion and at any time, remove him as an officer and/or director of any subsidiary or Affiliate of the Company other than GTECH Corporation."

         5. Section 4(b) of the Agreement is amended to delete the last sentence of that section, beginning with "Except for illness" and ending with "performance of Chairman's responsibilities."

         6.       Section 4(c) of the Agreement is deleted in its entirety.

         7. Section 1 of Appendix B is deleted in its entirety, and the Company no longer has any obligation to provide Chairman housing or any housing related benefits.

         8. Notwithstanding anything to the contrary contained in this Amendment or the Agreement, Chairman expressly agrees that none of the changes contained in this Amendment constitute "Good Reason" for Chairman to resign as that term is defined in Section 1 of the Agreement.

         9.       All  capitalized  terms  contained in this  Amendment have the
                  meaning  defined  in  the  Agreement,   unless   otherwise  so
                  indicated herein.


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                                       GTECH HOLDINGS CORPORATION



Attest: /s/ Authorized Signatory       By: /s/ Authorized Signatory
        -------------------------          -----------------------------------
         Name:                         Name:
         Title:                        Title:



Witness:                               CHAIRMAN



/s/ Authorized Signatory               /s/  W. Bruce Turner
---------------------------------      ---------------------------------------
                                       W. Bruce Turner

                                       Address: